                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        Plum Creek Timber Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                                               [PLUM CREEK LOGO]

                        PLUM CREEK TIMBER COMPANY, INC.
                          999 THIRD AVENUE, SUITE 2300
                         SEATTLE, WASHINGTON 98104-4096
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     It is a pleasure to invite you to Plum Creek's Annual Meeting of Stockholders on Tuesday, May 8, 2001 beginning at 2:00 p.m., at the Washington Athletic Club in Seattle, Washington.

     Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the Internet, by telephone or by mailing back a traditional proxy card. Voting in any of these ways will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend the meeting in person, you will have the opportunity, if you desire, to change your vote at the meeting.

     The agenda for the Annual Meeting includes the election of three directors to serve until the 2004 Annual Meeting and consideration of two stockholder proposals (if they are properly presented at the meeting). The Board of Directors recommends that you vote "FOR" the slate of director nominees and "AGAINST" each of the stockholder proposals. In addition to these specific matters, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to stockholders.

     If you have any questions concerning the Annual Meeting or the proposals, please contact our Investor Relations Department at (800) 858-5347 (within the U.S. and Canada) or (206) 467-3600 (outside the U.S. and Canada, call collect).

     I look forward to seeing you on May 8 in Seattle.

Sincerely yours,

/s/ RICK R. HOLLEY
Rick R. Holley
President and Chief Executive Officer

                                                               [PLUM CREEK LOGO]

                        PLUM CREEK TIMBER COMPANY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001

     NOTICE is hereby given to the stockholders of Plum Creek Timber Company, Inc., a Delaware corporation ("Plum Creek" or the "Company") that the Annual Meeting of Stockholders of Plum Creek will be held at 2:00 p.m., on May 8, 2001, at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington, for the following purposes:

     1. To elect three (3) persons to serve on the Board of Directors for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2004;

     2. To consider and act upon two (2) stockholder proposals (if they are properly presented at the meeting); and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


RECORD DATE   You are entitled to vote if you were a stockholder of record at the close of business on March 15, 2001.

ADMISSION     If your Plum Creek stock is held in "street name" by a
              broker, bank or other nominee, you are not the holder of
              record of the stock and your name does not appear on the
              Company's list of stockholders. However, you are considered the beneficial owner of these shares and these proxy
              materials are being forwarded to you by your broker, the
              bank or other nominee as the holder of record of the stock.

              If your stock is held in street name: (1) to be admitted to the meeting, you must bring with you a letter or account statement showing that you were the beneficial owner of Plum
              Creek stock on the record date; and (2) to vote in person at the meeting, you must also obtain and bring with you a proxy, executed in your favor, from your broker, bank or other nominee as the holder of record.

PROXY VOTING  Please submit a proxy as soon as possible so that your shares can be voted at the meeting. Submitting the enclosed form of proxy will appoint Rick R. Holley, William R. Brown and James A. Kraft as your proxies. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For instructions, please refer to the proxy card.

By Order of the Board of Directors

/s/ JAMES A. KRAFT
James A. Kraft
Vice President, General Counsel and Secretary
March 27, 2001

                        PLUM CREEK TIMBER COMPANY, INC.
                          999 THIRD AVENUE, SUITE 2300
                         SEATTLE, WASHINGTON 98104-4096
                            ------------------------

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2001
              The Date of this Proxy Statement is March 27, 2001.

     PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY THE BOARD OF DIRECTORS OF PLUM CREEK TIMBER COMPANY, INC. TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 2001, AT 2:00 P.M., AND AT ANY ADJOURNMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. PLUM CREEK ANTICIPATES THAT THE NOTICE, THIS PROXY STATEMENT AND THE FORM OF PROXY ENCLOSED WILL FIRST BE SENT TO ITS STOCKHOLDERS ON OR ABOUT APRIL 2, 2001.

SOLICITATION OF PROXY AND REVOCABILITY

     This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc. ("Plum Creek" or the "Company") in connection with the Board of Directors' solicitation of proxies to be voted at the Annual Meeting of stockholders of the Company on May 8, 2001, or any adjournment thereof (the "Annual Meeting"). Proxies in the form enclosed which are properly executed and returned to the Company or voted by telephone or Internet, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the proxy card. Proxies received without specific voting instructions, unless revoked before exercised, will be voted:

     - "For" the nominees for director listed in these materials and on the proxy; and

     - "Against" each of the two stockholder proposals.

     Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation, by voting by telephone or Internet at a later date, or by signing and submitting another proxy card with a later date. A proxy may also be revoked by attending the meeting and voting in person. If your shares of Plum Creek common stock are held in street name (in the name of a bank, broker or other nominee as the holder of record), you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxies, and any additional material which may be furnished to stockholders. In accordance with the regulations of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, the Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek's common stock. Proxies may be solicited by directors, officers, or other employees of the Company either in person or by telephone.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

     Under Delaware law and the Company's Amended and Restated Bylaws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum for the transaction of business. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee, as record holder of the shares for a beneficial owner, votes on at least one proposal but not on another because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Each share of Plum Creek common stock and Plum Creek special voting stock entitles the holder to one vote on each of the three proposals to be presented at the Annual Meeting.

     For Proposal No. 1, the election of directors, stockholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The three nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors. In an uncontested plurality election, such as this, abstentions and broker non-votes have no effect, since approval by a percentage of the shares present or outstanding is not required.

     For each of Proposal No. 2 and Proposal No. 3, the stockholder proposals, the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required. An abstention or a broker non-vote will have the same effect as a vote against the proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     Pursuant to the Delaware General Corporation Law (the "DGCL") and the Company's Amended and Restated Bylaws, the business, property and affairs of Plum Creek are managed under the direction of the Board of Directors. Members of the Board are kept informed of Plum Creek's business through discussions with Plum Creek's officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

     The current eight-member Board of Directors is divided into three classes, with a class of directors elected each year for a three-year term and until successors of such directors are elected. The three directors whose terms are expiring in 2001 are David D. Leland, John G. McDonald and William E. Oberndorf, and each has been nominated for re-election as a director at the Annual Meeting.

     The remaining five directors will continue to serve as set forth below. In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Messrs. Leland, McDonald and Oberndorf. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director. Each of the nominees has agreed to serve as a director if elected and the Company believes that each of them will be available to serve.

     The names and ages of the nominees and the other directors and their principal occupations or employment during the past five years are set forth below.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR TERMS EXPIRING IN 2004:

David D. Leland

     Mr. Leland, 65, served from December 1992 through our conversion to a REIT in July 1999 as a director and Chairman of the Board of PC Advisory Corp I ("Corp I"), which was the general partner of Plum Creek Management Company, L.P. (the "Management Partnership"), the former general partner of Plum Creek Timber Company, L.P. From December 1992 to December 1993, Mr. Leland also served as the President and Chief Executive Officer of the Management Partnership. Mr. Leland was elected a director and the Chairman of the Board of the Company on July 1, 1999.

John G. McDonald

     Professor McDonald, 63, was elected a director of the Company on July 1, 1999. Professor McDonald is the IBJ Professor of Finance in the Graduate School of Business at Stanford University, where he has been a faculty member since 1968. He serves as a director of Varian, Inc.; Scholastic Corp.; iStar Financial Inc.; and eight mutual funds managed by Capital Research and Management Company.

William E. Oberndorf

     Mr. Oberndorf, 47, served as a director of Corp I from November 1992 through our conversion to a REIT, and was elected a director of the Company on July 1, 1999. Since 1991, Mr. Oberndorf's principal occupation has been as a managing director of SPO Partners & Co., a private investment firm that is an affiliate of the Management Partnership. Mr. Oberndorf also serves as a director for Bell & Howell Company, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002:

Rick R. Holley

     Mr. Holley, 49, served as the President and Chief Executive Officer of the Management Partnership from January 1994 through our conversion to a REIT, and continues in the same position with the Company. Mr. Holley served as a director of Corp I from January 1994 through our conversion to a REIT, and was elected a director of the Company on July 1, 1999.

Ian B. Davidson

     Mr. Davidson, 69, served as a director of Corp I from December 1992 through our conversion to a REIT, and was elected a director of the Company on July 1, 1999. Mr. Davidson is the Chairman of Davidson Companies, the holding company that owns the brokerage firm D.A. Davidson & Co.

William J. Patterson

     Mr. Patterson, 39, served as a director of Corp I from November 1992 through our conversion to a REIT, and was elected a director of the Company on July 1, 1999. Since 1991, Mr. Patterson's principal occupation has been as a managing director of SPO Partners & Co., a private investment firm that is an affiliate of the Management Partnership.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003:

Hamid R. Moghadam

     Mr. Moghadam, 44, was elected a director of the Company on July 1, 1999. He is the Chief Executive Officer of AMB Property Corporation and Chairman of its Board of Directors. Mr. Moghadam is also one of the founders of AMB (in 1983), which is one of the largest public REITs in the country focusing on high throughput industrial properties.

John H. Scully

     Mr. Scully, 56, served as a director of Corp I from November 1992 through our conversion to a REIT, and was elected a director of the Company on July 1, 1999. Since 1991, Mr. Scully's principal occupation has been as a managing director of SPO Partners & Co., a private investment firm that is an affiliate of the Management Partnership. Mr. Scully also serves as a director for Bell & Howell Company, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES. UNLESS INDICATED OTHERWISE ON THE ENCLOSED PROXY CARD, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four regularly scheduled meetings and one special telephonic meeting in 2000.

  COMPENSATION COMMITTEE

     The Compensation Committee of the Board held two meetings during fiscal year 2000. The Compensation Committee is responsible for reviewing and evaluating compensation policies and plans and recom-mending such policies and plans for Board approval, including the compensation policies and plans for the Company's executive officers. The Compensation Committee is also responsible for making recommendations to the Board concerning amendments to the compensation plans and, in certain instances, making amendments to such plans. The current members of this committee are Messrs. Oberndorf (Chairman), Moghadam and Patterson.

  NOMINATING COMMITTEE

     The Nominating Committee of the Board, which held one telephonic meeting during fiscal year 2000, is responsible for making recommendations to the Board on nominees to be designated by the Board for election as directors. The current members of this committee are Messrs. Leland (Chairman), Scully and Holley.

     The Nominating Committee will consider nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 2300, Seattle, Washington, 98104-4096. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver written notice to the Company not more than 90 days nor less than 60 days prior to the anniversary date of the Company's previous year's Annual Meeting of stockholders. The notice must set forth, among other things: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, age, address and principal occupation of the proposed nominee or nominees; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) the consent of each proposed nominee to serve as a director of the Company if so elected; and (5) the number of shares of common stock of the Company owned by the notifying stockholder and by the proposed nominee or nominees. These Bylaw provisions afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.

     Under the terms of the Company's conversion to a REIT in 1999, so long as Messrs. Scully, Patterson and Oberndorf continue to own, directly and indirectly, at least five million shares of the Company's common or special voting stock, they are entitled to designate, for nomination purposes only, a sufficient number of the Company's nominees for the Board that, in addition to previously elected designees, would constitute a majority of the Board. If their ownership drops below five million shares but is greater than three million shares, they are entitled to designate the number of nominees that, in addition to previously elected designees, would equal two members of the Board.

  AUDIT AND COMPLIANCE COMMITTEE

     During fiscal year 2000, the Audit and Compliance Committee of the Board met two times. This committee has the responsibility to review and approve the scope of the annual audit, to recommend to the Board the appointment of the independent public accountants, to interview the independent public accountants for review and analysis of the Company's financial systems and controls, and to review the independence of, and any non-audit services by, the independent public accountants. The Audit and Compliance Committee is also charged with reviewing the Company's Environmental Management Program and other compliance programs.

     During fiscal year 2000, the Board of Directors adopted an Audit and Compliance Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement. Furthermore, the Board of Directors determined that the members of the Audit and Compliance Committee were independent in accordance with the New York Stock Exchange listing standards. Current members of the Audit and Compliance Committee are Messrs. Davidson (Chairman), Leland and McDonald.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

     In connection with the Audit and Compliance Committee's review of the Company's financial statements for the year ended December 31, 2000, the committee has performed the following:

     1. The Audit and Compliance Committee has reviewed and discussed the audited financial statements with management of the Company;

     2. The Audit and Compliance Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, which includes among other things:

        a. The auditors' responsibility under Generally Accepted Auditing Standards.

        b. Significant accounting policies of the Company.

        c. Management's judgment regarding accounting estimates.

        d. Audit adjustments.

        e. The auditors' judgment about the quality of the Company's accounting principles.

        f. Disagreements with management, if any.

        g. Difficulties encountered in performing the audit, if any.

     3. The Audit and Compliance Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence; and

     4. Based on the review and discussions of the above three items, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

                          Ian B. Davidson -- Chairman

                      David D. Leland and John G. McDonald

DIRECTOR COMPENSATION

     Each non-employee director receives an annual fee of $40,000 and no per-meeting compensation for any meetings, including committee meetings, attended. The Chairman of the Board and each committee chairman each receive an additional annual fee of $5,000 for serving in such capacities. In addition, each director was reimbursed for expenses incurred in connection with these meetings. Directors may also elect to take their Board fees in common stock of the Company and may defer all or part of their compensation.

     Certain incidental expenses are paid on behalf of the Chairman of the Board, Mr. Leland, which totaled $30,932 for 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's common stock (including 634,566 shares of special voting stock convertible into common stock) as of March 27, 2001 held by each director and officer, all directors and officers as a group, and any person or entity known to the Company to beneficially own more than 5% of the Company's common stock:

                                                          NUMBER OF SHARES         PERCENT
        NAME OF INDIVIDUAL OR IDENTITY OF GROUP          BENEFICIALLY OWNED        OF CLASS
        ---------------------------------------          ------------------        --------
Beneficial Owners of more than 5%
  PC Advisory Partners I, L.P. ........................      17,133,275(a)          24.75%
  PC Intermediate Holdings, L.P. ......................      17,133,275(a)          24.75%
  Georgia-Pacific Corporation..........................      17,133,275(b)          24.75%
  133 Peachtree Street, N.E.
  Atlanta, GA 30303
Directors
  Ian B. Davidson......................................          28,644(c)              *
  Rick R. Holley.......................................         714,636(d)(e)           *
  David D. Leland......................................         112,625(f)              *
  John G. McDonald.....................................           2,000                 *
  Hamid R. Moghadam....................................           2,480                 *
  William E. Oberndorf.................................      17,136,881(g)          24.76%
  William J. Patterson.................................      17,136,630(g)          24.76%
  John H. Scully.......................................      17,141,401(g)(h)       24.77%
Executive Officers
  William R. Brown.....................................          59,437(i)              *
  James A. Kraft.......................................         116,250(j)              *
  Michael J. Covey.....................................          18,145(k)              *
  Barbara L. Crowe.....................................          15,750(l)              *
All 12 Executive Officers and Directors as a Group.....      18,218,329             26.32%
                                                             ==========             =====

---------------
 * Represents less than 1.0% of the outstanding shares of common stock, based on 69,206,575 shares of common stock outstanding as of March 27, 2001.

      Unless otherwise indicated, the address of each person is c/o Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 2300, Seattle, Washington, 98104-4096.

(a) PC Advisory Partners I, L.P. ("PC Advisory Partners") and PC Intermediate Holdings, L.P. ("PC Intermediate Holdings") are deemed to be under common control. Each is deemed, therefore, to beneficially own shares of common stock held by the other. PC Advisory Partners directly owns 164,987 shares of common stock and 6,346 shares of special voting stock, which is convertible into common stock. PC Intermediate Holdings directly owns 16,333,722 shares of common stock and 628,220 shares of special voting stock.

(b) Plum Creek, Georgia-Pacific Corporation ("Georgia-Pacific") and certain wholly owned subsidiaries of Georgia-Pacific have entered into a merger agreement dated as of July 18, 2000 (the "Merger Agreement") pursuant to which such subsidiaries of Georgia-Pacific will merge with and into Plum Creek, with Plum Creek as the surviving corporation (the "Merger"). Concurrently with the execution and delivery of the Merger Agreement, Plum Creek, Georgia-Pacific, PC Advisory Partners and PC Intermediate Holdings entered into a Voting Agreement and Consent dated as of July 18, 2000, pursuant to which PC Advisory Partners and PC Intermediate Holdings agreed to vote to approve the Merger, the Merger Agreement and the transactions contemplated therein, and each has granted a proxy to certain officers of Georgia-Pacific to vote their shares of common stock in such a manner. As a result of the Voting Agreement and Consent, Georgia-Pacific may be deemed to be the beneficial owner of 16,498,709 shares of common stock and 634,566 shares of special voting stock.

(c)  Includes 300 shares of common stock owned by Mr. Davidson's wife.

(d) Includes 113,133 shares of common stock receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 25,000 shares of common stock issuable under stock options exercisable within sixty days of March 27, 2001.

(e) Includes 374,014 shares of common stock owned by an employee benefits trust as to which Mr. Holley, as President and Chief Executive Officer, has voting and dispositive power. Mr. Holley disclaims beneficial ownership of the shares of common stock held by the trust.

(f)  Includes 32,000 shares of common stock held by Mr. Leland's wife.

(g) Includes 164,987 shares of common stock and 6,346 shares of special voting stock held by PC Advisory Partners. Also includes 16,333,722 shares of common stock and 628,220 shares of special voting stock held by PC Intermediate Holdings. Messrs. Oberndorf, Patterson and Scully have shared control of, and have an indirect pecuniary interest in, PC Advisory Partners and PC Intermediate Holdings.

(h) Includes 5,000 shares of common stock held in a trust over which Mr. Scully has voting and dispositive power.

(i) Includes 16,681 shares of common stock receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 8,750 shares of common stock issuable under stock options exercisable within sixty days of March 27, 2001.

(j) Includes 48,486 shares of common stock receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 3,220 shares of common stock held by Mr. Kraft's children and 4,375 shares of common stock issuable under stock options exercisable within sixty days of March 27, 2001.

(k) Includes 5,643 shares of common stock receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 7,500 shares of common stock issuable under stock options exercisable within sixty days of March 27, 2001.

(l) Includes 3,892 shares of common stock receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 3,625 shares of common stock issuable under stock options exercisable within sixty days of March 27, 2001.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of compensation for the three fiscal years ended December 31, 2000 for the President and Chief Executive Officer and the Company's four other most highly compensated executive officers for services rendered in all capacities. In accordance with SEC disclosure rules, a summary of compensation for the three fiscal years ended December 31, 2000 is also set forth for Mr. Charles P. Grenier. Mr. Grenier left the Company on August 15, 2000; prior to his departure he was one of the Company's four other most highly compensated executive officers. Compensation amounts are on an accrual basis and include amounts deferred at the officer's election.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                         -----------------------
                                           ANNUAL COMPENSATION             AWARDS      PAYOUTS
                                    ----------------------------------   ----------   ----------
                                                 (A)          (B)           (C)
                                                             OTHER       RESTRICTED   SECURITIES      (D)           (E)
                                                             ANNUAL        STOCK      UNDERLYING      LTIP       ALL OTHER
                                     SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS      PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)        ($)          ($)           ($)          (#)          ($)           ($)
---------------------------  ----   --------   --------   ------------   ----------   ----------   ----------   ------------
Rick R. Holley               2000   $520,000   $480,200     $186,474                    100,000                   $  9,370
  President and              1999   $470,000   $470,000                                                           $128,990
  Chief Executive Officer    1998   $456,000   $114,000     $  2,994      $114,000                 $8,450,148     $ 53,840
William R. Brown             2000   $250,000   $179,500     $ 20,204                     35,000                   $  8,580
  Executive Vice President   1999   $215,625   $225,000                                                           $ 36,413
  And Chief Financial        1998   $175,000   $ 50,000     $  1,088      $ 50,000                 $1,245,868     $ 15,450
  Officer
Michael J. Covey             2000   $209,375   $162,000     $ 12,847                     30,000                   $  8,261
  Senior Vice President,     1999   $174,375   $180,000                                                           $ 17,159
  Resources                  1998   $148,830   $ 37,500                   $ 37,500                 $  518,167     $ 20,007
James A. Kraft               2000   $248,042   $173,600     $ 83,624                     17,500                   $  8,498
  Vice President, General    1999   $238,500   $238,500                                                           $ 60,243
  Counsel and Secretary      1998   $232,000   $ 55,000     $  1,559      $ 55,000                 $3,621,491     $ 27,503
Barbara L. Crowe             2000   $151,600   $106,120     $  7,609                     14,500                   $  6,181
  Vice President, Human      1999   $144,600   $144,600                                                           $ 16,806
  Resources                  1998   $140,400   $ 34,000                   $ 34,000                 $  290,731     $ 12,474
Charles P. Grenier           2000   $263,941                $218,907                                              $  1,968
  Executive Vice President   1999   $363,000   $320,000                                                           $ 88,375
  (former officer)           1998   $356,000   $ 75,000     $  2,723      $ 75,000                 $6,035,820     $ 42,200

---------------
(a) Amounts in the Bonus column represent cash payments under the Plum Creek Annual Incentive Plan (the "AIP") and the Management Incentive Plan ("MIP"). Under the terms of the AIP, which replaced the MIP in 2000, awards are paid entirely in cash. Under the terms of the MIP, one half of any MIP award is paid in cash and the remaining half in shadow stock. Payment of the stock portion of MIP awards is made three years following the plan year for which the award is made. The shadow stock portion of MIP awards is reflected under the Restricted Stock Awards column of the Summary Compensation Table.

(b) Other Annual Compensation represents reimbursements for certain taxes related to the 1997 MIP award and the termination of the supplemental thrift portion of the Plum Creek Supplemental Benefits Plan in 2000. The amount for Mr. Grenier includes a perquisite in the amount of $37,583 for a vehicle provided by the Company.

(c) The amounts under the Restricted Stock Awards column of the Summary Compensation Table represent the value of shares of shadow stock awarded under the MIP. Once shares of shadow stock have been credited to a participant's account, additional shares of shadow stock are credited to the participant's account with respect to subsequent cash distributions made by the Company until the shares of shadow stock convert to shares of common stock. As of December 31, 2000, the following shares of shadow stock (each share of which converts into one share of common stock) had been awarded to Messrs. Holley, Grenier, Kraft, Brown and Covey and Ms. Crowe, respectively, as part of their respective MIP awards: 13,338, 9,846, 6,711, 5,359, 4,248 and 1,465.
     The market value of the total shares of shadow stock awarded under the MIP to Messrs. Holley, Grenier, Kraft, Brown and Covey and Ms. Crowe, based on the closing price of Plum Creek common stock on December 29, 2000 (the last trading day for fiscal year 2000), was $346,788, $255,996, $174,486,
     $139,334, $41,938 and $106,600, respectively.

(d) The amounts under the LTIP Payouts column of the Summary Compensation Table represent shadow stock earned over a five-year period under the 1994 Long-term incentive plan ("1994 LTIP"). The performance period under the 1994 LTIP ended December 31, 1998, at which time all shares of shadow stock credited to participants' accounts vested.

(e) Amounts in the All Other Compensation column represent thrift contributions in the Plum Creek qualified and supplemental Thrift and Profit Sharing Plans. The supplemental thrift portion of the Supplemental Benefits Plan was terminated in 2000.

GRANTS OF STOCK OPTIONS IN 2000

     The following table sets forth information on stock option grants during the fiscal year 2000 to the named executive officers. The options set forth in the table below were granted on May 10, 2000 as part of the recipient's 2000 compensation.

                             (A)         PERCENT OF
                          NUMBER OF        TOTAL
                          SECURITIES      OPTIONS                                          (B)
                          UNDERLYING     GRANTED TO                                     GRANT DATE
                           OPTIONS      EMPLOYEES IN    EXERCISE PRICE    EXPIRATION     PRESENT
          NAME             GRANTED      FISCAL YEAR       ($/SHARE)          DATE         VALUE
          ----            ----------    ------------    --------------    ----------    ----------
Rick R. Holley..........   100,000          30.0%          $25.625         5/10/10       $293,000
William R. Brown........    35,000          10.5%          $25.625         5/10/10       $102,550
Michael J. Covey........    30,000           9.0%          $25.625         5/10/10       $ 87,900
James A. Kraft..........    17,500           5.3%          $25.625         5/10/10       $ 51,275
Barbara L. Crowe........    14,500           4.4%          $25.625         5/10/10       $ 42,485
Charles P. Grenier......    35,000          10.5%          $25.625         5/10/10       $102,550

---------------
(a) Each of the options reflected in this table was granted to the respective named executive officer under the Stock Incentive Plan. The exercise price of each option is equal to the fair market value of common stock on the date of grant. The options have a 10-year term and vest in equal amounts over four years. Mr. Grenier forfeited all of his stock options upon his resignation from the Company in August 2000.

    Dividend equivalent rights have been granted in tandem with each option granted to the named executive officer. Under the terms of the Stock Incentive Plan, dividend equivalent rights represent the right to receive a payment equal in value to the per-share dividend paid over a five year period by the Company multiplied by the number of unexercised stock options. Each year during the five-year performance period, a participant may earn for each dividend equivalent right an amount equal to the Company's current year dividend plus prior year unearned dividends if the Company's total stockholder return, on an annualized basis, equals or exceeds 13% for 15 trading days out of any 30 trading day period in any given year. The total stockholder return computation consists of the Company's stock price appreciation plus dividends paid. Payments related to the achievement of any performance goal will be made at the end of the five-year performance period, and will be made half in cash and half in Plum Creek common stock. If a participant terminates employment prior to the end of the five-year performance period, a cash payment will be made for any performance goals achieved in connection with vested stock options through the last day of employment. Payment related to unvested stock options and performance goals achieved after termination of employment are forfeited.

(b) The value has been calculated using the Black-Scholes stock option valuation methodology. The applied model used the grant date of May 10, 2000 and an option price of $25.625. It also assumed a risk-free rate of return of 6.5%, a dividend yield of 8.4%, and a stock price volatility of 24%. Options have an exercise period of ten years, but the estimated effective option life is approximately seven years, taking into account the four-year vesting schedule.

AGGREGATE OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

     The following table sets forth information on the exercise of stock options during fiscal year 2000 by each of the named executive officers and the value of unexercised options at December 31, 2000.

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                         SHARES       VALUE     OPTIONS AT FISCAL YEAR-END          FISCAL YEAR END
                       ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
        NAME           EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   --------   -----------   -------------   -----------   -------------
Rick R. Holley.......                                            100,000                       $37,500
William R. Brown.....                                             35,000                       $13,125
Michael J. Covey.....                                             30,000                       $11,250
James A. Kraft.......                                             17,500                       $ 6,563
Barbara L. Crowe.....                                             14,500                       $ 5,438
Charles P. Grenier...                                                  0                       $     0

     The value of unexercised stock options is based on the difference between the exercise price of $25.625 and $26.00, the fair market value of Plum Creek common stock on December 29, 2000, the last trading day of the fiscal year. Mr. Grenier forfeited all of his stock options upon his resignation from the Company in August 2000.

LONG TERM INCENTIVE PLAN AWARDS

  Value Management Awards Table

     The following table sets forth information about certain value management incentive awards granted to each of the named executive officers on May 10, 2000 under the Stock Incentive Plan.

                                        NUMBER OF    PERFORMANCE PERIOD
                NAME                      UNITS       UNTIL MATURATION
                ----                    ---------    ------------------
Rick R. Holley......................     15,800      December 31, 2002
William R. Brown....................      4,800      December 31, 2002
Michael J. Covey....................      4,400      December 31, 2002
James A. Kraft......................      3,500      December 31, 2002
Barbara L. Crowe....................      3,000      December 31, 2002
Charles P. Grenier..................      4,800      December 31, 2002

     A value management award is an incentive compensation award that is contingent upon attainment of specified performance goals during a three-year performance period. These performance goals are determined by the Compensation Committee of the Board of Directors, and are tied directly to total stockholder return relative to a peer group of forest product companies selected by the Compensation Committee. As defined in the Stock Incentive Plan, total stockholder return is a computation consisting of stock price appreciation (or depreciation) plus dividends paid, as calculated by the Compensation Committee in its reasonable discretion. Value management awards are earned in whole or in part based on a sliding scale. No value management award is earned if the Company's total stockholder return is below the 50th percentile of the peer group. Two times the face value of the value management award is earned if the corporation's total stockholder return is at or above the 75th percentile.

     For each value management award granted to Messrs. Holley, Kraft, Brown and Covey and Ms. Crowe, the Compensation Committee has specified a $100 per unit face value and the following performance goals and corresponding award amounts:

         TOTAL STOCKHOLDER RETURN               VALUE MANAGEMENT AWARD EARNED
         ------------------------               -----------------------------
At or above the 75th percentile                200% of face value
Between the 50th and 75th percentiles          Sliding scale between 0 and 200%
Below the 50th percentile                      0% of face value

     Upon a determination by the Compensation Committee that the performance goals have been achieved, appropriate amounts will be credited to each named executive officer and will earn interest at a market rate selected from time to time by the Compensation Committee. Unless otherwise determined by the Compensation Committee, amounts credited to each recipient will be paid out 50% at the beginning of the 4th year following grant of the award and 50% at the beginning of the 5th year following grant of the award. Each installment is paid 50% in cash and 50% in Plum Creek common stock.

     Mr. Grenier forfeited all of his value management awards upon his resignation from the Company in August 2000.

PENSION PLAN

     Estimated annual benefit levels under the supplemental, non-qualified pension plan of the Company ("Pension Plan"), based on earnings and years of credited service at age 65, are as follows:

                               PENSION PLAN TABLE

                        YEARS OF CREDITED SERVICE
FINAL AVERAGE   ------------------------------------------
  EARNINGS         15         20         25         30
-------------   --------   --------   --------   ---------
 $  100,000     $ 21,990   $ 29,320   $ 36,650   $  43,980
 $  300,000     $ 69,990   $ 93,320   $116,650   $ 139,980
 $  500,000     $117,990   $157,320   $196,650   $ 235,980
 $  700,000     $165,990   $221,320   $276,650   $ 331,980
 $  900,000     $213,990   $285,320   $356,650   $ 427,980
 $1,100,000     $261,990   $349,320   $436,650   $ 593,980
 $1,300,000     $309,990   $413,320   $516,650   $ 619,980
 $1,500,000     $357,990   $477,320   $596,650   $ 715,980

     Benefit accruals under the Pension Plan are based on the gross amount of salary and incentive bonuses, including bonuses awarded in shares under the MIP (included in the Restricted Stock Column of the Summary Compensation Table), but excluding all commissions and other extra or added compensation or benefits of any kind or nature. Benefit amounts in the table above are shown as a single life annuity.

     The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus 0.5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. An early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable until age 62. Both the basic benefit and the supplement benefit are reduced by 2% for each year the employee's actual retirement date precedes the date the employee would have attained age 65, or the date the employee could have retired after attaining age 60 with 30 years of credited service, if earlier. In addition, the basic benefit and the supplemental benefit will be reduced by any previously accrued and distributed benefits, increased for an assumed interest factor, under the Burlington Resources Inc. Pension Plan, under which participation was terminated on December 31, 1992 for the officers of the former General Partner of the Company. Years of service under the Pension Plan at age 65 for Messrs. Holley, Kraft, Covey, Grenier, Brown and Ms. Crowe would be 30, 30, 30, 27, 26 and 18 respectively. Years of service under the

Pension Plan as of December 31, 2000 for Messrs. Holley, Kraft, Covey, Grenier, Brown and Crowe were 18, 18, 18, 14, 10, and 4, respectively.

RELATED PARTY TRANSACTIONS

     On January 1, 2001, the Company, through certain of its subsidiaries, purchased the voting stock of its unconsolidated subsidiaries from three of its current officers and one of its former officers. These unconsolidated subsidiaries were formed in connection with the Company's July 1, 1999 conversion from a master limited partnership to a Delaware corporation electing to be taxed as a real estate investment trust (a "REIT").

     In connection with its REIT conversion, the Company transferred to various unconsolidated subsidiary corporations substantially all assets and associated liabilities related to the Company's manufacturing operations and harvesting activities. The Company had previously sold some of its higher and better use lands to these entities. Following the transfer and sale, the Company was entitled to approximately 99% of the economic value of the unconsolidated subsidiary corporations through a combination of preferred stock and nonvoting common stock ownership. Certain officers of the Company, in their individual capacities, purchased the remaining 1% of the economic value and 100% of the voting control of these unconsolidated subsidiaries at fair market value. Mr. Holley purchased 34 shares for $646,000, while Messrs. Brown, Covey and Grenier each purchased 22 shares for $418,000.

     In late 1999, Congress amended the Internal Revenue Code (the "Code") to simplify several of the qualification requirements applicable to REITs, including the circumstances under which a REIT may own the voting stock of entities that do not generate qualified REIT income. As a result of this change in tax law, the Company offered to purchase, and each of the holders agreed to sell, the voting stock of the unconsolidated subsidiaries for $19,400 per share (the fair market value), thereby consolidating the equity ownership in these business entities. Mr. Holley was paid $659,600 for his shares of the voting stock, while each of Messrs. Brown, Covey and Grenier were paid $426,800 for their respective shares. Mr. Grenier was no longer an officer of the Company at the time of the sale of his shares of the voting stock. The fair market value of the stock was based on a discounted cash flow analysis and approved by a special committee of the Board comprised of Messrs. Patterson and Davidson.

INDEBTEDNESS OF MANAGEMENT

     As discussed above, one former and three current officers of the Company purchased all of the voting common stock of the Company's corporate subsidiaries that generate non-REIT-qualified income. The Company's operating partnership loaned these officers a total of $1.9 million to fund the acquisition of the voting stock, in individual amounts as follows: $646,000 to Mr. Holley; and $418,000 to each of Messrs. Brown, Covey and Grenier. The interest rate on each of these loans was 9% and the shares of voting stock were pledged as collateral for the loans. Loan payments were required to be made in July of each year, and the first such payments occurred in July 2000. On January 1, 2001, each of the individual officers repaid the entire principal and accrued interest amounts of these loans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee do not have any compensation committee interlocks or other insider participation to report.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, has furnished the following report on executive compensation:

  COMPENSATION PHILOSOPHY

     The philosophy of the Company's compensation programs is to enhance the Company's performance and stockholder value by aligning the financial interests of the Company's executives and senior managers with those of its stockholders, while keeping the overall compensation package competitive. This philosophy is implemented by providing competitive base salaries and linking incentive compensation to absolute and relative stock performance measures (with relative performance compared to our peer group). The compensation package for officers includes a number of components that are designed to align individual compensation with the short-term and long-term performance of the Company.

     The compensation package for each of the officers in 2000 consisted of four elements: (1) base salary, (2) annual incentive-based bonus (3) long-term incentive plan and (4) various other benefits.

  BASE SALARY

     It is the Company's objective to pay base salaries at levels that are competitive (at or near the median) with those paid to senior executives of similar companies in the forest products industry. The Company believes that this is necessary to attract and retain the executive management required to lead the Company. Salaries are reviewed annually in connection with performance reviews. Rick R. Holley, President and Chief Executive Officer, reviews the other executives' performance on an annual basis and makes salary recommendations to the Compensation Committee. The Compensation Committee independently reviews these recommendations and approves, with any modifications it deems appropriate, the annual salary for each executive. In addition to job performance, industry, peer group and national survey results are also considered in making salary determinations.

  ANNUAL INCENTIVE, STOCK OPTION AND PERFORMANCE BASED PLANS

     In 1999 the Compensation Committee recommended, and the Board approved, adoption of the Plum Creek Annual Incentive Plan (the "AIP") to replace the Plum Creek Management Incentive Plan (the "MIP"). The AIP is substantially similar to the MIP, except that awards are paid entirely in cash immediately following the end of the year. The Board also adopted the Plum Creek 2000 Stock Incentive Plan (the "Stock Incentive Plan"), which was presented to, and approved by, the Company's stockholders at the 2000 Annual Meeting. The Stock Incentive Plan replaced the 1994 Long-term Incentive Plan. The primary reason for these changes was to ensure the Company's ability to attract and retain key employees.

  ANNUAL INCENTIVE COMPENSATION

     Each officer was provided an opportunity during fiscal year 2000 to earn an annual incentive bonus under the AIP based upon the performance of the Company. The incentive bonus potential for 2000 for each officer other than the CEO was 100% of the officer's base salary and was paid entirely in cash. The AIP bonus was calculated at year-end based on certain financial, management and strategic performance goals for the Company established by the Compensation Committee at the beginning of the fiscal year. The financial goals set for the 2000 fiscal year were based on operating income and free cash flow (generally defined as cash flow before dividend payments). At the end of the fiscal year, the Compensation Committee reviewed the Company's performance against these pre-established goals, and the results of this review process were used to determine the AIP bonus amount for each officer. For 2000, the percentage amount of incentive bonus potential earned by the executive officers ranged from 70% to 72% of each officer's year-end base salary.

  STOCK INCENTIVE PLAN

     The Stock Incentive Plan provides for the grant of stock options, dividend equivalent rights and value management awards. Dividend equivalent rights represent the right to receive a payment equal in value to the per-share dividend paid on each share of common stock underlying awarded stock options. Dividend equivalent rights are earned only if the Company achieves a target stockholder return on an annualized basis over a five-year performance period. Value management awards are based upon and tied to the achievement, over a three-year performance period, of a measure of total stockholder return relative to that of a selected group of peer companies. Grants of stock options, dividend equivalent rights and value management awards under the Stock Incentive Plan are designed to provide short and long-term incentives for executive officers and senior managers that are directly linked to the enhancement of long-term stockholder value. Stock options and tandem dividend equivalent rights are awarded every year, while value management awards are granted every other year. Because value management awards were granted in May of 2000, none have or will be granted in 2001.

     The Compensation Committee selects the executive officers who will receive stock options, dividend equivalent rights and value management awards and determines the number of shares underlying each option. The size of the individual option grants is generally intended to reflect the officer's position within the Company and his or her performance and contributions to the Company.

  OTHER BENEFITS

     Officers participate in the Company's Thrift and Profit Sharing Plan, medical, dental, life, disability and other miscellaneous benefit programs that are made available to salaried employees. Officers are provided a vehicle for their business and personal use and also have the opportunity to participate in a non-qualified supplemental pension plan entitling them to receive larger allocations than are permitted by the Code for qualified plans.

  CEO COMPENSATION

     The Company adheres to the same general compensation principles described above to determine Mr. Holley's compensation as President and Chief Executive Officer. Mr. Holley's base salary was set at $520,000 for fiscal year 2000, and for fiscal year 2001 his base salary was increased by approximately 10.6% to $575,000. The salary adjustment reflects the Compensation Committee's assessment of Mr. Holley's performance and the results of competitive compensation surveys for persons with comparable experience in the forest products industry. For purposes of this review, the Compensation Committee considers the same surveys as are used for all officers described above. For 2000, Mr. Holley's potential AIP incentive bonus was 130% of his base salary. Mr. Holley was awarded an incentive cash bonus for fiscal 2000 equaling 92% of his base salary, reflecting the Compensation Committee's assessment of Mr. Holley's performance with respect to the Company's financial and strategic goals.

  LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION FOR FEDERAL INCOME TAX PURPOSES

     The Code precludes the Company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation table. Certain performance-based compensation is specifically exempt from the deduction limit. The Company's policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under the Code.

     However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to further the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. The new Stock Incentive Plan is designed to qualify as a performance-based plan within the meaning of the Code so as to preserve the deductibility of compensation.

                        William E. Oberndorf -- Chairman

                   Hamid R. Moghadam and William J. Patterson

COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's Midcap 400 Index and the Standard & Poor's Paper and Forest Product Stock Index for the five years ending December 31, 2000. The total stockholder return assumes $100 invested at the beginning of the period in the Company's common stock, the Standard & Poor's Midcap 400 Index and the Standard & Poor's Paper and Forest Product Stock Index. It also assumes reinvestment of all dividends.

                              [PERFORMANCE GRAPH]

TOTAL STOCKHOLDER RETURN FOR THE PREVIOUS 1 YEAR:

----------------------------------------------------------------------
                          12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
----------------------------------------------------------------------
 Plum Creek Timber         18.07%   24.09%   -6.81%    4.37%   14.16%
 S&P Paper and Forest
 Product Stock Index       10.62%    7.22%    1.98%   39.82%  -18.11%
 S&P Midcap 400 Index      19.19%   32.25%   19.11%   14.72%   17.49%
----------------------------------------------------------------------

INDEXED TOTAL RETURN: STOCK PRICE PLUS REINVESTED DIVIDENDS

--------------------------------------------------------------------------------------
                       12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
--------------------------------------------------------------------------------------
 Plum Creek Timber     $100.00    $118.07    $146.52    $136.53    $142.51    $162.68
 S&P Paper and
 Forest Product
 Stock Index           $100.00    $110.62    $118.61    $120.96    $169.13    $138.50
 S&P Midcap 400
 Index                 $100.00    $119.19    $157.63    $187.76    $215.39    $253.08
--------------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10 percent of the Company's common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of and transactions in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2000 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders.

                                 PROPOSAL NO. 2

                              STOCKHOLDER PROPOSAL

     Mr. Bartlett Naylor, 1255 N. Buchanan, Arlington, Virginia 22205, owner of 300 shares of common stock, notified the Company that he intends to present a proposal at the Annual Meeting. The proponent's proposal and supporting statement, for which the Company has no responsibility, is set forth below. The Board of Directors unanimously opposes this proposal.

STOCKHOLDER STATEMENT

     "That shareholders urge that the board of directors will solicit shareholder approval for any "shareholder rights" plan that might be adopted, and that if this approval is not granted in the form of a majority of shares voted, then any rights plan be redeemed.

     "Supporting Statement: Shareholder rights plans, sometimes called "poison pills," may be adopted by boards at any time. Our company might redeem a pill, adopt another, and redeem that one, three separate moves, between the time this resolution is filed in the fall of 2000, and the time of the 2001 annual meeting in the spring. Yet I believe shareholders frequently oppose pills when they are asked in a vote. This resolution merely urges the board to secure shareholder approval if and when a pill is put in place by the board. The case of Fleming Companies, Inc. and its unpopular pill should serve as a cautionary tale to any board that believes its will supplants shareholder interest.

     "Broadly, a poison pill compromises management accountability to shareholders. With Plum Creek, that accountability inevitably involves environmental issues. Increasingly, many shareholders aim to steer their companies toward enlightened practices that result in long-term, sustainable profits.

     "Plum Creek confronts numerous serious environmental challenges as our company's public documents explain. A number of species indigenous to our timberlands have been listed as threatened or endangered or have been proposed for this status under the Endangered Species Act.

     "In December 1995, we entered into an agreement to conserve grizzly bears covering 83,000 acres of our timberlands in the Swan Valley in western Montana. In 1998, the United States Fish and Wildlife Service listed some population segments of the bull trout as threatened under the Endangered Species Act. Bull trout are present in numerous streams and rivers which flow across our lands in Montana, Idaho and Washington. In addition, the red-cockaded woodpecker, listed as threatened, is found on our lands in Louisiana and Arkansas.

     "Our forest practices are and will in the future be subject to specialized statutes and regulations in the states where we operate, which currently include Montana, Washington, Idaho, Louisiana, Arkansas and Maine. Among other requirements, these laws impose some reforestation obligations on the owners of forest lands.

     "Other state laws and regulations control slash burning and harvesting during fire hazard periods; activities that affect water courses or are in proximity to inland shore lines; activities that affect water quality, and some grading and road construction activities.

     "As our management navigates these and other operational concerns, it is vital that they remain attuned to shareholder interests. Management should not reflexively seek minimal compliance with efforts to protect the environment, but make sure they are aware of what shareholders want.

     "By adopting a policy that any shareholder rights plan would be ratified by a shareholder vote, our board could demonstrate a commitment to insure the greatest management care for shareholders."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

COMPANY STATEMENT

     At the outset, there are two important points to make regarding this proposal, both of which are beyond dispute. First, the Company does not have a stockholder rights plan, has never had a stockholder rights plan, and the Board of Directors is not currently considering adopting any form of stockholder rights plan. Second, while this proposal, on its face, relates to stockholder rights plans, it is, in fact, a proposal that relates to the Company's environmental policies.

     While the Board is not considering adopting any form of stockholder rights plan, the proposal, if implemented, could limit the Board's ability to implement such a plan if, in the exercise of its fiduciary obligations, it determined that doing so was in the stockholders' best interests. Under Delaware law, decisions relating to stockholder rights plans are appropriately placed within the scope of responsibility of the Board of Directors acting in its fiduciary capacity on behalf of the Company's stockholders.

     The Board of Directors is similarly required to make decisions relating to operational matters that include implementing sound environmental policies. The Company prides itself as a leader in environmentally responsible resource management. As such, the Company manages its forest resources according to its own stringent environmental principles and in strict adherence to applicable laws and regulations. The Company also subscribes to the principles and objectives of the Sustainable Forestry Initiative(SM) adopted by the American Forest and Paper Association which sets forth a comprehensive approach to responsible forest stewardship. These principles are designed to ensure that forest management is integrated with the conservation of soil, air and water resources, wildlife and fish habitat, and aesthetics. In 1999, we retained PricewaterhouseCoopers LLP, an internationally recognized auditing firm, to independently audit our forest practices against the standards and objectives of the Sustainable Forestry Initiative(SM). The audit verified that we were in compliance with the objectives of the Sustainable Forestry Initiative(SM) on our timberlands in all material respects. The Company is also in the forefront of the habitat conservation planning movement, with over 1.8 million acres of the Company's forestlands covered under three separate conservation agreements. Through all of these initiatives, the Company responsibly manages its forestlands and creates long-term value for its stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE "AGAINST" THE PROPOSAL ON THE ENCLOSED PROXY CARD.

                                 PROPOSAL NO. 3

                              STOCKHOLDER PROPOSAL

     Mr. George Withrow, P.O. Box 1491, Fort Benton, Montana, 59442-1491, owner of 500 shares of common stock, notified the Company that he intends to present a proposal at the Annual Meeting. The proponent's proposal and supporting statement, for which the Company has no responsibility, are set forth below. The Board of Directors unanimously opposes this proposal.

STOCKHOLDER STATEMENT

     "Whereas: The common practice of designing a proxy which automatically, when signed by the shareowner, grants authority to cast that shareowner's vote on "such other business as may properly come before the meeting or any adjournment thereof" is an assumption that is completely unwarranted. Such votes should be cast according to the best judgement of the shareowner, not that of the designated corporate representative.

     "Resolved: That shareholders direct to the Board of Directors of the Corporation to delete any such automatic assumption of the shareowners' prerogatives from all future proxy forms used by the corporation.

     "Supporting Statement: Corporate proxy voting is primarily for the benefit of the corporation. Few companies would be able to attain a quorum and qualify to conduct business without it. I appreciate the opportunity to participate in the important decisions of the corporate board.

     "However, I believe the corporate proxy vote should be restricted to those items specifically authorized by the shareholder.

     "The now common practice of assuming that signing the proxy automatically confers the authority to act on "such other business as may properly come before the meeting or any adjournment thereof' is, in my opinion, totally unacceptable. I, at least, have no intention of granting it to persons whom I do not know.

     "Presumably this authority is seldom used. That, however, does not justify usurping the shareholder's rights.

     "I have no objection if that request for authority is listed as a regular item on the proxy so that the shareholder has the power to approve or disapprove it."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

COMPANY STATEMENT

     The primary purpose for granting discretionary voting authority with respect to proxies is to ensure that proposals properly brought before a meeting of stockholders, but not otherwise included in the Company's proxy materials because they are untimely (commonly referred to as "floor proposals"), can be acted upon in a prompt fashion. In the absence of this discretionary authority there will not be, in the vast majority of circumstances, a sufficient number of shares to approve any such floor proposals.

     Under the DGCL, each stockholder of the Company is entitled to participate at the Company's stockholder meetings by either attending in person or submitting an executed proxy. However, as is the case with most publicly traded companies, the overwhelming majority of the Company's stockholders participate in stockholder meetings by executing a proxy, while a very small percentage of stockholders attend meetings in person.

     To act on any proposal presented at a meeting for a stockholder vote, the DGCL and the Company's By-laws require that a quorum be present. A quorum consists of a majority of the outstanding shares of the Company's voting stock. Once a quorum is established, the Company's by-laws require the affirmative vote of a majority of the shares represented and entitled to vote at the meeting for approval of most matters. This means that approval under most circumstances requires that a majority of the shares represented in person and by proxy at the stockholder meeting vote in favor of the proposal.

     Thus, without discretionary proxy authority, standard voting requirements would make it extraordinarily difficult to ever obtain stockholder approval for any floor proposal submitted at a stockholder meeting. Without proxy authority, only the very small percentage of shares held by stockholders physically present at the meeting would have an opportunity to vote on any such floor proposal. But because the vast majority of the Company's stockholders do not attend stockholder meetings in person, even the affirmative vote of every share present in person at a meeting would still, in most cases, not be enough to approve or otherwise act upon a floor proposal. Any proxy authority conferred in connection with floor proposals must be discretionary because the content of such proposals are usually unknown at the time that proxy materials are delivered to stockholders. Only with discretionary proxy authority can the designated proxies, in the exercise of their fiduciary obligations, use their best judgment and decide how to vote on any particular floor proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE "AGAINST" THE PROPOSAL ON THE ENCLOSED PROXY CARD.

OUTSTANDING CAPITAL STOCK

     The common stock and the special voting stock of the Company are its only classes of voting capital stock. The Company's common stock is traded on the New York Stock Exchange and the Pacific Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on March 15, 2001. At the close of business on that date, the Company had issued and outstanding 634,566 shares of special voting stock, convertible into common stock, and 68,572,009 shares of common stock, $.01 par value. The closing price of the Company's common stock on that date was $24.50.

INDEPENDENT AUDITORS

     The Board has selected the accounting firm of PricewaterhouseCoopers LLP to continue to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if he or she desires to do so.

     PricewaterhouseCoopers LLP billed the Company for the following services during the year ended December 31, 2000:

Audit Fees...............................................  $  287,164
Financial Information Systems
  Design and Implementation Fees.........................          --
All Other Fees...........................................   1,118,052
                                                           ----------
Total Fees...............................................  $1,405,216
                                                           ==========

     Audit services provided by PricewaterhouseCoopers LLP in fiscal year 2000 included the examination of the Company's consolidated financial statements for the year ended December 31, 2000 and the review of quarterly and annual filings with the Securities and Exchange Commission. The Audit and Compliance Committee of the Board approved the audit services provided to the Company by PricewaterhouseCoopers LLP prior to such services being rendered. Other specific services, including tax and financial reporting consulting in connection with the Company's pending merger with The Timber Company and tax compliance, were approved by the Audit and Compliance Committee after a determination that none of such services would affect PricewaterhouseCoopers LLP's independence as auditors of the Company's financial statements.

STOCKHOLDER PROPOSALS

     The Company anticipates that the next Annual Meeting of Stockholders will be held in May of 2002. Any stockholder of record who desires to submit a proposal for inclusion in the proxy material related to the next Annual Meeting of Stockholders must do so in writing and it must be received at the Company's principal executive offices on or before November 27, 2001. The proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

     If a stockholder intends to present a proposal at the 2002 Annual Meeting of stockholders that is not included in the Company's proxy statement, and the stockholder fails to properly notify the Company of such proposal in writing between February 7, 2002 and March 9, 2002, then such proposals shall be considered untimely. Article II, Section 5 of the Company's bylaws governs submission of matters for presentation at stockholder meetings.

ANNUAL REPORT

     This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2000. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated in this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 999 THIRD AVENUE, SUITE 2300, SEATTLE, WASHINGTON, 98104-4096.

INCORPORATION BY REFERENCE

     According to the provisions of Schedule 14A under the Exchange Act, the following document or portion thereof is incorporated by reference: "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

OTHER MATTERS

     In the event that any matter not described herein may properly come before the meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for stockholder action at the meeting.

                                   APPENDIX A

                        PLUM CREEK TIMBER COMPANY, INC.

AUDIT COMMITTEE CHARTER

  Primary Purpose

     To ensure that the Board of Directors has direct contact with the independent auditor, the internal auditor and the financial management of the company in order to assist the Board in the discharge of its fiduciary obligations to the shareholders.

  Structure

     The Audit Committee will be composed of at least three (3) "independent" directors, as that term is defined in Rule 303.01 of the New York Stock Exchange's Listed Company Manual. Each member of the Committee shall be "financially literate," as such qualification is interpreted by the Board of Directors in its business judgment, and at least one member of the Committee must have accounting or related financial management expertise, as such qualification is interpreted by the Board of Directors in its business judgment.

  Scope

     1. Nominate and recommend to the Board the independent auditor.

     2. Review the scope of the proposed financial audit to be performed and how effective the scope relates to the company's special problem areas.

     3. Review the results of the financial audit with the independent auditor, as well as discuss the financial statements.

     4. Review the adequacy of the internal financial and operational controls of the company with both the staff performing internal auditing and the independent auditor, and keep the Board informed of its findings.

     5. Review the Environmental Management Program and other compliance programs of the company.

     6. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  General Guidelines

     1. Meetings: The Committee should meet on a regular basis and special meetings should be called as circumstances require. The Committee should meet privately with management and the independent auditor. Written minutes should be kept for all such meetings.

     2. Reporting to the Board: The Committee should report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis.

     3. Audit Plans: The Committee should review with the internal auditor and the independent auditor their annual financial audit plans, including the degree of coordination of the respective plans. The Committee should review with management and the independent auditor all environmental audit plans.

     4. Internal Controls: The Committee should discuss with the internal audit staff and independent auditor the adequacy of the company's internal controls, including computerized information system controls and security.

     5. Accounting Issues and Contingencies: The Committee should inquire of both management and the independent auditor about significant accounting issues (e.g., accounting standards or rules proposed by FASB or the SEC); the Committee should also inquire about significant contingencies (e.g., workers' compensation reserves).

     6. Risk Assessment: The Committee should inquire of management, the internal auditor and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

     7. SEC Filings: The Committee should review all filings with the SEC which contain the company's financial statements.

     8. Audit Committee Charter: The Committee shall review and reassess the adequacy of this Charter annually.

  Independent Auditor Oversight

     The independent auditor shall be ultimately accountable to the Board of Directors and to the Audit Committee. The Audit Committee and Board of Directors shall have the ultimate authority and responsibility to nominate and select, and, where appropriate, replace the independent auditor. In nominating and selecting the independent auditor, the Committee should consider the following guidelines:

     1. Opinions on the performance of the independent auditor by appropriate management personnel.

     2. The proposed audit fee and explanation of fee changes.

     3. The professional competency of the firm through inquiry about its latest peer review and any significant litigation problems or disciplinary actions by the SEC or others.

     4. The Committee shall ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the company. The Committee shall thoroughly discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and shall recommend to the Board appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

  Pre-Audit and Post-Audit Review Guidelines

     1. The Committee should receive and review a draft of the financial section of the annual report to shareholders, complete with footnotes, and the Management's Discussion and Analysis (MD&A) section which should be consistent with other sections of the annual report.

     2. The Committee should request an explanation from management and the independent auditor about the effect of significant changes in accounting practices or policies.

     3. The Committee should inquire of management and the independent auditor if there were any significant financial reporting issues discussed during the current audit and, if so, how they were resolved.

     4. The Committee should review, with management and the independent auditor, proposed accounting standards or rules proposed by FASB or the SEC that will have a significant effect on the company's financial statements.

     5. The Committee should meet privately with the independent auditor to determine the quality of the financial and accounting personnel and internal audit staff.

     6. The Committee should request a letter from the independent auditor concerning any significant weaknesses or breaches in internal control discovered during their audit.

     7. The Committee should discuss with management and the independent auditor the substance of any significant issues raised by outside counsel concerning litigation, contingencies or other claims, and how such matters affect the company's financial statements.

                                  DETACH HERE

                                     PROXY

                        PLUM CREEK TIMBER COMPANY, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
              THE 2001 ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 2001


      The undersigned acknowledges receipt of (a) Notice of 2001 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the "Company"), (b) accompanying Proxy Statement, and (c) Annual Report of the Company for its fiscal year ended December 31, 2000. Rick R. Holley, William R. Brown and James
A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington, on May 8, 2001, or any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" EACH OF ITEM 2 AND
ITEM 3, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON THE REVERSE
SIDE.




SEE REVERSE                                                       SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT AND
   PROXY CARD.

2. CALL THE TOLL-FREE NUMBER
   1-877-PRX-VOTE (1-877-779-8683).

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT AND
   PROXY CARD.

2. GO TO THE WEBSITE
   http://www.eproxyvote.com/pcl

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/pcl anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 AND "AGAINST" EACH OF PROPOSAL NO. 2 AND PROPOSAL NO. 3.

1. ELECTION OF DIRECTORS.

   NOMINEES: (01) David D. Leland, (02) John G. McDonald, and (03) William E. Oberndorf.

FOR [ ]   WITHHELD [ ]

[ ]
   ------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above).

2. Stockholder Proposal regarding Stockholder Rights Plans.

FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

3. Stockholder Proposal regarding discretionary voting of proxies for matters not included in the Company's proxy materials.

FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

In their discretion the Proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.

Signature:              Date:         Signature:               Date:
          -------------      ---------          --------------       -----------